EXHIBITS 4.4 AND 10.32
LIMITED WAIVER
AND
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS LIMITED WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) made as of the 13th day of November, 2007, by and among TANDY BRANDS ACCESSORIES, INC. (the “Borrower”), WELLS FARGO HSBC TRADE BANK, N. A., as Administrative Agent (“Agent”), WELLS FARGO BANK, N.A., as Arranger (“Arranger”) and such of the lenders specified in the Credit Agreement described below as are signatories hereof (“Lenders”).
     WHEREAS, Borrower, Agent, Arranger and the Lenders entered into an Amended and Restated Credit Agreement dated as of September 6, 2006, (the “Credit Agreement”); and
     WHEREAS, certain Events of Default have occurred and continue to exist as a result of Borrower’s failure to comply with Sections 10.13 and 10.14 of the Credit Agreement as of September 30, 2007 (the “Subject Defaults”); and
     WHEREAS, the Borrower has requested that Agent and the Lenders provide a limited waiver of the Subject Defaults and make certain amendments to the Credit Agreement, and the Agent and the Lenders are willing to do so subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.
     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
     2.1 Definitions
          (a) The definition of “Applicable Commitment Fee Percentage” set forth in Section 1 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:
“Notwithstanding the foregoing, at all times during the Adjustment Period, the Applicable Commitment Fee Percentage shall be 0.375% per annum.”

          (b) The definition of “Applicable Margin” set forth in Section 1 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:
“Notwithstanding the foregoing, at all times during the Adjustment Period, the Applicable Margin for Eurodollar Borrowings shall be 2.50% per annum.”
          (c) Section 1 of the Credit Agreement is hereby further amended by adding the following definition thereto, in appropriate alphabetical order:
     “Adjustment Period’ shall mean the period commencing September 30, 2007 and ending on the date on which Borrower delivers financial statements and related certificates required hereunder for the fiscal quarter ending December 31, 2007, reflecting that no Default or Event of Default exists as of such date.
     2.2 The Revolving Credit Loan. The first sentence of Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Subject to the terms and conditions of this Agreement, each Lender agrees to extend to the Borrower from the date hereof through the Termination Date, a revolving line of credit which shall not exceed (i) at all times during the Adjustment Period, $30,000,000, and (ii) at all other times, the Total Revolving Credit Commitment, in either case less (a) outstanding Advances (including Swingline Advances), (b) Letter of Credit Obligations, and (c) the Acceptance Exposure.
     3. Limited Waiver. Effective as of September 30, 2007, and subject to the other terms and conditions of this Amendment, Agent and Lenders hereby waive the Subject Defaults and their rights and remedies under the Credit Agreement and otherwise existing as a result of the Subject Defaults.
          The Borrower is hereby notified that irrespective of (i) any waivers previously granted by Agent and Lenders regarding the Credit Agreement and the Loan Documents, (ii) any previous failures or delays of Agent and Lenders in exercising any right, power or privilege under the Credit Agreement or the Loan Documents, or (iii) any previous failures or delays of Agent and Lenders in the monitoring or in the requiring of compliance by the Borrower with the duties, obligations, and agreements of the Borrower in the Credit Agreement and the Loan Documents, hereafter the Borrower will be expected to comply strictly with its duties, obligations and agreements under the Credit Agreement and the Loan Documents.
     4. Effectiveness of Amendment. This Amendment shall be effective upon receipt by the Agent of:
          (a) A copy or copies of this Amendment signed by each of the parties hereto;

          (b) A Confirmation of Guaranty executed by each Guarantor; and
          (c) A Compliance Certificate executed by Borrower.
          (d) Receipt by Agent, for the benefit of each Lender signatory hereto, an accommodation fee equal to 0.15% of each such Lender’s Revolving Credit Commitment, in immediately available funds, which fee shall be fully earned and non-refundable upon execution hereof.
          (e) Receipt by Wells Fargo HSBC Trade Bank, N.A. of all amounts payable to it pursuant to the Fee Letter dated October 30, 2007, between it and the Borrower.
     5. Ratifications, Representations and Warranties.
(a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, Agent and the Lenders agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
(b) To induce the Agent and the Lenders to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on the even date herewith, (except to the extent that such representations and warranties related solely to an earlier date and except to the extent that the facts upon which such representations are based have been changed by the transactions contemplated in the Credit Agreement) and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Agent and the Lenders no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Change, (ii) that no Event of Default (other than the Subject Defaults) exists on the date hereof, and (iii) that the Borrower is fully authorized to enter into this Amendment.
     6. Benefits. This Amendment shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Agent and the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.
     7. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

     8. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severed and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
     9. Entire Agreement. The Credit Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.
     10. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     11. Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER: TANDY BRANDS ACCESSORIES, INC.
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

AGENT: WELLS FARGO HSBC TRADE BANK, N.A.
By:	/s/ John R. Peloubet
Name:	John R. Peloubet
Title:	Vice President

ARRANGER:

WELLS FARGO BANK, N. A.
By:	/s/ John R. Peloubet
Name:	John R. Peloubet
Title:	Vice President

LENDERS: WELLS FARGO HSBC TRADE BANK, N. A.
By:	/s/ John R. Peloubet
Name:	John R. Peloubet
Title:	Vice President

COMERICA BANK
By:	/s/ Donald P. Hellman
Name:	Donald P. Hellman
Title:	SVP

BANK OF AMERICA, N. A.
By:	/s/ Allison W. Connally
Name:	Allison W. Connally
Title:	Vice President

JPMORGAN CHASE BANK, N. A.
By:	/s/ Jerry Petrey
Name:	Jerry Petrey
Title:	SVP

CONFIRMATION OF GUARANTY
     Reference is made to the Amended and Restated Credit Agreement dated as of September 7, 2006 (the “Credit Agreement”) among Tandy Brands Accessories, Inc. (“Borrower”), Wells Fargo HSBC Trade Bank, N. A., as Administrative Agent (“Agent”), Wells Fargo Bank, N.A., and the lenders specified therein (“Lenders”). The undersigned Guarantors hereby confirm that their guaranty under the Amended and Restated Subsidiary Guaranty dated as of September 7, 2006 for the benefit of the Agent, the Lenders, and Wells Fargo Bank, N. A., continues in full force and effect notwithstanding the Limited Waiver and First Amendment to Amended and Restated Credit Agreement dated as of November 13th, 2007 (the “First Amendment”), which First Amendment is hereby accepted and consented to by each Guarantor. In accordance herewith, the aforesaid guaranty shall be deemed to cover and secure the Obligations at any time due from Borrower pursuant to the Credit Agreement as the latter has been modified by the First Amendment. This Confirmation of Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.
Dated this 13 day of November, 2007.

TBAC-PRINCE GARDNER, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

AMITY/ROLFS, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC INVESTMENTS, INC., a Nevada corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC GENERAL MANAGEMENT COMPANY, a Nevada corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

ACCESSORY DESIGN GROUP, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC-TOREL, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TANDY BRANDS ACCESSORIES HANDBAGS, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

STAGG INDUSTRIES, INC., an Alabama corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC INVESTMENT TRUST, a Pennsylvania trust
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC MANAGEMENT COMPANY, L.P., a Delaware limited partnership
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC-MASS MERCHANT QUALITY CONTROL, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

TBAC-ACQUISITION, INC., a Delaware corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

SUPERIOR MERCHANDISE COMPANY, a Louisiana corporation
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President

ACCEPTED as of the date first written above.
BORROWER
TANDY BRANDS ACCESSORIES, INC.

By:	/s/ J.S.B. Jenkins J.S.B. Jenkins
President and Chief Executive Officer

COMPLIANCE CERTIFICATE
November 13, 2007
     Reference is made to that certain Amended and Restated Credit Agreement dated as of September 7, 2006, as amended by that certain Limited Waiver and First Amendment to Amended and Restated Credit Agreement of even date herewith (the “First Amendment”)among Tandy Brands Accessories, Inc. (“Borrower”), Wells Fargo HSBC trade Bank, N. A. (“Agent”), Wells Fargo Bank, N.A., and the lenders specified therein (“Lenders”)(the “Credit Agreement”). Terms which are defined in the Credit Agreement and which are used but not defined herein shall have the meanings given them in the Credit Agreement. The undersigned, J.S.B. Jenkins, Borrower’s President and Chief Executive Officer, hereby certifies in the name, and on behalf, of Borrower that Borrower has made a thorough inquiry into all matters certified herein and based upon such inquiry, experience, and the advice of counsel, does hereby further certify that:
     1. All representations and warranties made by the Borrower in any Loan Document delivered on or before the date hereof (including, without limitation, the representations and warranties contained in Section 5 of the Amendment) are true in all material respects on and as of the date hereof (except to the extent that such representations and warranties related solely to an earlier date and except to the extent that the facts upon which such representations are based have been changed by the transactions contemplated in the Credit Agreement) as if such representations and warranties had been made as of the date hereof.
     2. No Event of Default (other than the Subject Defaults, as defined in the First Amendment) exists on the date hereof.
     3. Borrower has performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date hereof.
     IN WITNESS WHEREOF, this instrument is executed by the undersigned as of the date first above written.

TANDY BRANDS ACCESSORIES, INC.
By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer